UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY COMPANIES

          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          -------------------------------------------------
               (In Millions of Dollars, Except Ratios)
                            (Unaudited)

                                                          Nine Months
                                                      Ended September 30,
                                                      -------------------
                                                         1998        1997
                                                        -----       -----
  Earnings:
    Net income (loss)  . . . . . . . . . . . . . . .   $ (87)      $  695

    Undistributed equity earnings. . . . . . . . . .     (34)         (26)
                                                       -----       ------
    Total. . . . . . . . . . . . . . . . . . . . . .    (121)         669
                                                       -----       ------
  Income Taxes Expense (Benefit) . . . . . . . . . .     (82)         387
                                                       -----       ------
  Fixed Charges:

    Interest expense including amortization
       of debt discount. . . . . . . . . . . . . . .     443          360
    Portion of rentals representing an interest
       factor. . . . . . . . . . . . . . . . . . . .     132          123
                                                       -----       ------
       Total . . . . . . . . . . . . . . . . . . . .     575          483
                                                       -----       ------

  Earnings available for fixed charges . . . . . . .   $ 372       $1,539
                                                       =====       ======

  Fixed Charges -- as above. . . . . . . . . . . . .   $ 575       $  483
                                                       =====       ======


  Ratio of earnings to fixed charges (Note 5). . . .     0.6          3.2
                                                       =====       ======